Exhibit 1.12

Friday, June 28, 2019	OFFICIAL GAZETTE OF THE FEDERATION

AMENDMENT to the Resolution Creating the State-Owned Productive Company and Subsidiary of Petróleos Mexicanos, named Pemex Industrial Transformation, issued by the Board of Directors of Petróleos Mexicanos, in accordance with article 62, section I, last paragraph, of the Law of Petróleos Mexicanos.

In the margin, a logo with the National Seal that states: United Mexican States.- Government of Mexico.- Petróleos Mexicanos.

AMENDMENT TO THE RESOLUTION CREATING THE STATE-OWNED PRODUCTIVE COMPANY AND SUBSIDIARY OF PETRÓLEOS MEXICANOS, NAMED PEMEX INDUSTRIAL TRANSFORMATION, ISSUED BY THE BOARD OF DIRECTORS OF PETRÓLEOS MEXICANOS, IN ACCORDANCE WITH ARTICLE 62, SECTION I, LAST PARAGRAPH, OF THE LAW OF PETRÓLEOS MEXICANOS.

BACKGROUND

The Board of Directors of Petróleos Mexicanos, exercising the authority granted in article 62 and the Eighth Transitory provision, Part A, section III, of the Law of Petróleos Mexicanos, approved in its Extraordinary Meeting 888 on March 27, 2015, among others, the Resolution Creating the State-Owned Productive Company and Subsidiary of Petróleos Mexicanos, named Pemex Industrial Transformation, which was published in the Official Gazette of the Federation on April 28, 2015.

The Board of Directors of Petróleos Mexicanos, in accordance with article 13, section XXIX, of the Law of Petróleos Mexicanos and the First Transitory provision of the Creation Resolution mentioned in the preceding paragraph, approved in its Extraordinary Meeting 899 on September 24, 2015, through Resolution CA-185/2015, the Declaration of Effectiveness of the Resolution Creating the State-Owned Productive Company and Subsidiary of Petróleos Mexicanos, named Pemex Industrial Transformation, which was published in the Official Gazette of the Federation on October 6, 2015.

The Board of Directors of Petróleos Mexicanos, issues this Amendment to the Resolution Creating the State-Owned Productive Company and Subsidiary of Petróleos Mexicanos, named Pemex Industrial Transformation, in accordance with the following, and to that effect adopts the following:

RESOLUTION

SOLE.- Articles 2, sections III and VII, and penultimate paragraph; 3, section II, 5; 8; third paragraph; 10, second paragraph; 12, sections VII and IX; 14, first paragraph; 15, sections XI and XVII; 17, first paragraph; 19, first paragraph and 22, section III are AMENDED; a section I Bis to article 2; a section III BIS to article 3 and a final paragraph to article 9 are ADDED, and articles 12, last paragraph, and 16, second paragraph, are REPEALED, of the Resolution Creating the State-Owned Productive Company and Subsidiary of Petróleos Mexicanos, named Pemex Industrial Transformation, to read as follows:

“Article 2. …

I. …

I. Bis. The production, distribution and marketing of derivatives of methane, ethane and propylene, on its own or on behalf of third parties;

II. …

III. Establish affiliated companies and hold a minority basis in the equity or property of other companies or partnerships, local or foreign, under any corporate or contractual capacity permitted by law, as well as participating in Business Schemes for achieving its purpose, in accordance with the general policies and guidelines issued by the Board of Directors of PEMEX;

IV. to VI. …

VII. Solicit, obtain, purchase, lease, license, assign, acquire in any capacity or use commercial trademarks, notices and trade names, copyrights, patents, inventions, industrial designs and models, and, in general, intellectual and industrial property rights, in coordination with the competent areas of PEMEX;

VIII. to XIII. …

The purpose and activities referred to in this article, shall be carried out in a transparent, honest and efficient manner, with a sense of equity and social and environmental responsibility, focusing on the improvement of productivity to maximize the State’s oil income and thereby contribute to the national development.

Friday, June 28, 2019	OFFICIAL GAZETTE OF THE FEDERATION

…

Article 3. …

I. …

II. Board of Directors: the Board of Directors of Pemex Industrial Transformation;

III. ...

III Bis. Business Schemes: Execution models for business opportunities of PEMEX, its Productive Subsidiary Companies and, if applicable, affiliated companies, aligned with the Business Plan, different to its own capital investments, that include, among others, partnerships and joint participation with other public and private entities;

IV. to IX. …

Article 5. The legal domicile of Pemex Industrial Transformation shall be Mexico City, without prejudice to the fact that, in carrying out its activities, it may establish branches, agencies or offices in other locations in the United Mexican States or abroad, as well as establish elected domiciles, both in the national territory or abroad.

Article 8. ...

…

The principal directors shall be appointed and removed by the Board of Directors of PEMEX, the principal directors shall appoint and remove their alternates, who shall have a hierarchical level immediately below that of the principal directors.

…

Article 9. ...

I. to VI. …

The Board of Directors of PEMEX and the principal director, when issuing appointments may grant an exception to the compliance with any requirement, as long as it does not represent a conflict of interest.

Article 10. ...

With the exception of the directors representing the ministries of Energy and of Finance and Public Credit and the President, all other directors shall be removed by the Board of Directors of PEMEX at its discretion, or in the event any of the following situations arise:

I. to VI. …

…

Article 12. ....

I. to VI.

VII. Appointing and removing, at the proposal of the Director General of PEMEX, the officials of Pemex Industrial Transformation that occupy the position in the hierarchical level immediately below that of the Director General of Pemex Industrial Transformation;

VIII. …

IX. Overseeing under the terms established by the Board of Directors of PEMEX, the participation of Pemex Industrial Transformation in Business Schemes with natural or legal persons;

X. to XV. …

Repealed.

Article 14. The Director General shall be appointed by the Board of Directors of PEMEX at the proposal of the Director General of PEMEX and may be removed freely by said Board. Said official shall be appointed by reason of his or her professional experience, ability and prestige; shall not be a spouse, domestic partner nor have a blood or affinity relationship, with any of the members of the Board of Directors of PEMEX and the Board of Directors, and shall also meet the following requirements:

Friday, June 28, 2019	OFFICIAL GAZETTE OF THE FEDERATION

I. to VI. …

Article 15. …

...

I. to X. …

XI. Propose, in accordance with the general guidelines, priorities and policies approved by the Board of Directors of PEMEX, the entering into Business Schemes with natural or legal persons;

XII. to XVI. …

XVII. Implementing the conditions for the safety of personnel, of the assets and facilities of Pemex Industrial Transformation, in accordance with applicable provisions and policies determined by PEMEX;

XVIII. to XXII. …

Article 16. …

Repealed.

Article 17. The oversight and audit of Pemex Industrial Transformation shall be carried out by the Internal Audit Unit of PEMEX or by a delegate whose appointment shall be approved by the Board of Directors of PEMEX, in terms of article 55 of the Law.

…

…

Article 19. The personnel of Pemex Industrial Transformation shall observe in their performance the legal and regulatory provisions that are applicable. In the event of noncompliance, said personnel shall be subject to the liabilities regime in accordance with applicable law.

…

Article 22. ....

I. and II. …

III. It shall have the common administrative services determined by PEMEX, for which the relationship between them shall be formalized.

TRANSITORY PROVISION

SOLE. This Amendment to the Resolution Creating the State-Owned Productive Company and Subsidiary of Petróleos Mexicanos, named Pemex Industrial Transformation, shall become effective on July 1st, 2019.

This Amendment to the Resolution Creating the State-Owned Productive Company and Subsidiary of Petróleos Mexicanos, named Pemex Industrial Transformation, was approved by the Board of Directors of Petróleos Mexicanos, pursuant to article 62, section I, last paragraph, of the Law of Petróleos Mexicanos, in Extraordinary Meeting 944 on the 24th day of June, 2019, through resolution CA-078/2019.

Mexico City, June 24, 2019.- The Deputy Director of Legal Consulting and Acting Legal Director in accordance with Resolution DG/516/2018, Luz María Zarza Delgado.- Signature.